CONSENT OF ACCOUNTANT

      The undersigned consents to the inclusion of his audit report dated December 26, 2001 on the financial statements of First India Diversified Holdings, Inc. as of September 30, 2001 and September 30, 2000 and for the years then ended in the Registrant's Annual Report on Form 10-K for the year ended September 30, 2001.

                                                     /s/ Aaron Stein
                                                     ---------------------------
                                                     Aaron Stein
                                                     Certified Public Accountant

Woodmere, New York
December 27, 2001